Exhibit 10.9

830 WINTER STREET

WALTHAM, MASSACHUSETTS

(the “Building”)

SECOND AMENDMENT

(“Second Amendment”)

EXECUTION DATE:	October 28, 2024 (the “Execution Date”)
LANDLORD:	PPF OFF 828-830 Winter Street LLC, a Delaware limited liability company
TENANT:	TScan Therapeutics, Inc., a Delaware corporation
EXISTING PREMISES:

Approximately 25,472 rentable square feet of space in the Building, consisting of approximately 24,826 rentable square feet of space on the third (3rd) floor of the Building and approximately 646 rentable square feet of space in the basement of the Building, as more particularly described in the Existing Lease (as defined below).

EXISTING LEASE:	August 13, 2019 (the “Original Lease”), as amended by that certain First Amendment dated as of November 8, 2023 (the “First Amendment”).
EXPANSION PREMISES:

Approximately 25,628 rentable square feet comprised of the following:

Prime Expansion Premises: Approximately 24,132 rentable square feet of space on the third (3rd) floor of the Building, as shown on Exhibit 1A, Second Amendment.

Basement Expansion Premises: The following areas located in the basement of the Building, all as shown on Exhibit 1B, Second Amendment attached hereto and (except with respect to the Hazardous Waste and Chemical Storage Expansion Premises) dedicated for Tenant’s use in common with any tenant occupying the portion of the second floor of the Building located directly underneath the Prime Expansion Premises (the “Second Floor Tenant”), as more particularly set forth in Section 1.3(C). The portion of the Basement Expansion Premises allocated to Tenant comprises approximately 1,496 rentable square feet of space.

•
PH System Expansion Premises;

•
Hazardous Waste and Chemical Storage Expansion Premises; and
•
Mechanical Systems Expansion Premises, which contains the following systems: (i) RODI; (ii) Compressed Air; and (iii) Central Vacuum.

The Prime Expansion Premises, PH System Expansion Premises, Hazardous Waste and Chemical Storage Expansion Premises, and Mechanical Systems Expansion Premises shall be subject to all of the same terms and conditions applicable to the Prime Premises, PH System Premises, Hazardous Waste and Chemical Storage Premises, and Mechanical Systems Premises, respectively, under the Original Lease, including, without limitation, with respect to the permitted use of each such area.

BACKGROUND

WHEREAS, Landlord and Tenant desire to amend the Existing Lease to reflect, among other provisions, the expansion of the Existing Premises to include the Expansion Premises, and to amend and modify certain other provisions of the Existing Lease, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Existing Lease is hereby amended as follows (the Existing Lease, as further amended by this Second Amendment, shall hereafter be referred to as the “Lease”). Any capitalized terms used herein shall have the same definition as set forth in the Existing Lease, except to the extent otherwise set forth in this Second Amendment.

1.
EXPANSION PREMISES
A.
Demise of the Expansion Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord, the Expansion Premises for a term commencing on the Expansion Premises Commencement Date (as hereinafter defined) and expiring on the Extended Expiration Date (as defined in the First Amendment), unless earlier terminated in accordance with the provisions of the Lease. The “Expansion Premises Commencement Date” shall be the date Landlord delivers the Expansion Premises to Tenant, broom clean, vacant and free of the prior tenant’s personal property, and otherwise in its “as is” “where is” condition. The Expansion Premises Commencement Date shall be December 1, 2024. The “Expansion Premises Rent Commencement Date” shall be the date that is two (2) months after the Expansion Premises Commencement Date. Said demise of the Expansion Premises shall be upon all of the terms and conditions of the Existing Lease applicable to the Existing Premises, except as otherwise set forth in this Second Amendment. From and after the Expansion Premises Commencement Date, all references in the Lease to “Premises” shall be deemed to mean both the “Existing Premises” and the “Expansion Premises,” and the Premises shall then be deemed to contain, and the defined term “Premises Rentable Area” shall mean, a total of 51,100 rentable square feet.
B.
Basement Expansion Premises. From and after the Expansion Premises Commencement Date, Tenant shall have the exclusive right to use that portion of the basement of the Building comprised of the Hazardous Waste and Chemical Storage Expansion Premises, and the right, in common with the Second Floor Tenant, to use the PH System Expansion Premises and the Mechanical Systems Expansion Premises, all as substantially shown on Exhibit 1B, Second Amendment, for the Permitted Uses. Without limiting the generality of the foregoing, nothing in this Section shall preclude Tenant from using any portion of the basement of the Building that comprises a portion of the Building’s Common Areas. Tenant hereby acknowledges and agrees that Tenant’s allocation of 1,496 rentable square feet of the Basement Expansion Premises is solely for the purposes of determining Rent and Operating Costs, and said allocation shall not affect Tenant’s and the Second Floor Tenant’s respective rights to use the aforementioned portions of the Basement Expansion Premises in common with each other.
i.
Delivery. Subject to Landlord’s obligation to maintain the Basement Expansion Premises and systems contained therein in good condition and repair as set forth in Section 1(B)(ii) below, Tenant shall take the Basement Expansion Premises “as is” in the condition in which the Basement Expansion Premises is in as of the Expansion Premises Commencement Date, without any obligation on the part of Landlord to prepare or construct the Basement Expansion Premises for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Basement Expansion Premises for the Permitted Uses. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Basement Expansion Premises without Landlord’s prior written consent.
ii.
Maintenance and Repair. From and after the Expansion Premises Commencement Date, Landlord shall maintain the Basement Expansion Premises and systems contained therein in good condition and repair, and shall obtain, and maintain all governmental permits and approvals necessary for the operation and maintenance of the Basement Expansion Premises. Landlord shall be responsible for all costs, charges and expenses incurred from time to time in connection with or arising out of the operation, use, maintenance, repair, refurbishment or replacement of the Basement Expansion Premises and any of the systems contained therein (the “Basement Expansion Premises Costs”), and such Basement Expansion Premises Costs shall be included in Operating Costs, except, subject to Section 14.5 of the Lease, to the extent such costs are caused by the negligence or willful misconduct of Tenant. Notwithstanding anything in this Lease to the contrary, with respect to the Basement Expansion Premises Costs, Landlord and Tenant hereby acknowledge and agree that Tenant’s proportionate share shall equal 63.02% (based on the ratio of Tenant’s allocation of the Basement Expansion Premises (1,496 rentable square feet) to the total rentable square footage of the Basement Expansion Premises (2,374 rentable square feet)). Upon written request from Tenant, not more than one time per quarter, Landlord shall provide records of maintenance for equipment in the Basement Expansion Premises.

iii.
Rules and Regulations. Tenant shall comply with all reasonable rules and regulations promulgated by Landlord in the use and operation of the Basement Expansion Premises.
C.
Expansion Premises Base Rent; Additional Rent.
i.
Base Rent. In addition to Base Rent set forth in the Existing Lease with respect to the Existing Premises, from and after the Expansion Premises Rent Commencement Date, Tenant shall pay Base Rent for the Expansion Premises as set forth below:

Rent Year	Annual Base Rent – Expansion Premises	Monthly Payment – Expansion Premises
Rent Year 1	$1,960,542.00	$163,378.50
Rent Year 2	$2,019,358.26	$168,279.86
Rent Year 3	$2,079,939.01	$173,328.25
Rent Year 4	$2,142,337.18	$178,528.10
Rent Year 5*	$2,206,607.29	$183,883.94

*Prorated for any partial year

Rent Year 1 shall be the twelve-(12)-month period commencing as of the Expansion Premises Rent Commencement Date, except that if the Expansion Premises Rent Commencement Date occurs on other than the first day of a calendar month, then Rent Year 1 shall commence as of the Expansion Premises Rent Commencement Date and shall end on the last day of the calendar year in which the first anniversary of the Expansion Premises Rent Commencement Date occurs. Each Rent Year after Rent Year 1 shall be the twelve-(12)-month period immediately following the preceding Rent Year; provided, however, the last Rent Year shall expire on the Extended Expiration Date.

ii.
Additional Rent. From and after the Expansion Premises Commencement Date Tenant shall pay (i) Tenant’s Share of Operating Costs and Taxes in accordance with the provisions of Sections 5.2 and 5.3 of the Existing Lease, respectively; provided however, “Tenant’s Share” shall mean twenty-seven and forty-five hundredths percent (27.45%) (i.e., a fraction, the numerator of which is the Premises Rentable Area and the denominator of which is the Building Rentable Area), (ii) all charges for utilities furnished to the Expansion Premises and any equipment exclusively serving the Expansion Premises, as additional rent, subject to and in accordance with the terms and conditions of Article 9 of the Existing Lease, and (iii) all other additional rent and other charges payable pursuant to the Existing Lease with respect to the Expansion Premises. All such amounts shall be payable in accordance with the terms and provisions of the Existing Lease.
2.
CONDITION OF EXPANSION PREMISES; ADDITIONAL LANDLORD’S CONTRIBUTION
A.
Condition. The Expansion Premises has been decommissioned, as summarized in that certain Laboratory Decomissioning Report Prepared For: National Resilience, Inc., dated August 5, 2024, prepared by Triumvirate Environmental, Inc. Tenant acknowledges and agrees that Tenant is leasing the Expansion Premises in its “AS IS,” “WHERE IS” condition and with all faults on the Expansion Premises Commencement Date, without representations or warranties, express or implied, in fact or by law, of any kind, and without recourse to Landlord but, prior to Tenant’s occupancy of the Expansion Premises, Landlord shall remove the built-in equipment from room 3W312 and valving off and draining the RODI loop within the expansion premises. Without limitation of the foregoing, Landlord shall have no obligation to perform any work, supply any materials, incur any expense, or make any alterations or improvements to prepare the Expansion Premises for initial occupancy by Tenant.
B.
Landlord’s Second Amendment Contribution. Landlord shall provide to Tenant a tenant improvement allowance (the “Landlord’s Second Amendment Contribution”) of up to $2,681,540.00 (i.e., $20.00 per rentable square foot of the Existing Premises, $75.00 per rentable square foot of the Expansion Premises, plus the additional amount of $250,000.00) to be used by Tenant solely for hard and soft costs incurred by Tenant for the construction and installation of improvements in and to the Premises and the preparation of the Premises for Tenant’s use and occupancy (“Tenant’s Second Amendment Work”), including, without limitation, costs of construction, architectural and engineering fees, project management fees, cabling and wiring, furniture and moving costs, subject to a mutually agreed-upon space plan and Landlord’s approval of Tenant’s contractor in accordance with the provisions of the Existing Lease. Tenant shall pay all costs of Tenant’s Second Amendment Work in excess of the Landlord’s Second Amendment Contribution. The right to receive the Landlord’s Second Amendment Contribution is for the exclusive benefit of Tenant, and in no event shall such right be assigned to or be enforceable by or for the benefit of any third party, including any contractor, subcontractor, materialman, laborer, architect, engineer, attorney or other person or entity. Landlord shall pay the Landlord’s Second Amendment Contribution to Tenant in accordance with the terms and conditions of Section 6 of Exhibit 4 of the Existing Lease applicable to Landlord’s Contribution; provided however, (i) “Landlord’s Proportion” with respect to the Landlord’s Second Amendment Contribution shall be a fraction, the numerator of which is the Landlord’s Second Amendment Contribution and the denominator of which is the total budget for Tenant’s Second Amendment Work, (ii) the “Outside Requisition Date” with respect to the Landlord’s Second Amendment Contribution shall be the date that is eighteen (18) months after the Expansion Premises Commencement Date, and upon the occurrence of the Outside Requisition Date, any amount of the Landlord’s Second Amendment Contribution which has not been previously disbursed or for which Tenant has not delivered a Rent Credit Request (as hereinafter defined) in accordance with the provisions of this Section 2(C) shall be retained by Landlord and Tenant shall have no further right or claim thereto, and (iii) the last sentence of Section 5 of Exhibit 4 shall not apply and in lieu thereof, if after completion of the Tenant’s Second Amendment Work and payment in full of all costs and expenses relating to the Tenant’s Second Amendment Work the entire Landlord’s Second Amendment Contribution has not been expended, then upon request made by Tenant by not later than the Outside Requisition Date, the lesser of (x) the remaining balance of the Landlord’s Second Amendment Contribution, if any, or (y) $536,308.00 (i.e., twenty percent (20%) of the Landlord’s Second Amendment Contribution) , may be applied as a credit on a monthly basis, toward payments required to be made by Tenant to Landlord on account of the Base Rent payable under the Lease, provided that all of the following conditions are satisfied: (A) all of the Tenant’s Second Amendment Work have been completed and Tenant has provided Landlord with all of the items described in Section 6(ii) of Exhibit 4 of the Original Lease; (B) the Lease is in full force and effect; (C) no Event of Default then exists under the Lease; and (D) Tenant shall provide not less than thirty (30) days prior notice of its request for application of said amount as a credit against the Base Rent payable under the Lease (a “Rent Credit Request”), which Rent Credit Request be delivered to Landlord by not later than the Outside Requisition Date and shall specify the amount of such credit and the applicable installments of Base Rent to which said amount is to be applied. Notwithstanding the foregoing to the contrary, Tenant shall have the right, at any time prior to the date that is eighteen (18) months after the Expansion Premises Commencement Date, to apply $536,308.00 of the Landlord’s Second Amendment Contribution as a credit on a monthly basis, toward payments required to be made by Tenant to Landlord on account of the Base Rent payable under the Lease, provided the conditions in (B) – (D) above are satisfied.
C.
Landlord’s First Amendment Contribution. Tenant acknowledges and agrees that Tenant has not requested payment by Landlord of any portion of Landlord’s First Amendment Contribution, Landlord has not disbursed any portion of Landlord’s First Amendment Contribution, and Landlord’s Second Amendment Contribution is being provided to Tenant in lieu of Landlord’s First Amendment Contribution. Accordingly, all references to Landlord’s First Amendment Contribution set forth in the First Amendment are hereby deleted in their entirety. Tenant shall not be entitled to any portion of Landlord’s First Amendment Contribution, and Landlord shall have no obligations or liabilities with respect to Landlord’s First Amendment Contribution.
3.
MODIFIED LEASE PROVISIONS
A.
Parking. The parties hereby acknowledge that pursuant to Section 1.3(b) of the Existing Lease, Landlord has made available to Tenant up to sixty-four (64) unreserved parking spaces located in the Parking Areas for Tenant’s use, eleven (11) of which are located within the 830 Garage and the remaining fifty-three (53) of which are located within the 828 Garage and the surface parking areas of the Building, all as more particularly set forth in the Existing Lease. From and after the Expansion Premises Commencement Date, Landlord shall, subject to the terms of the Lease, including, without limitation, Section 1.3(b) of the Existing Lease, make available up to an additional sixty-four (64) unreserved parking spaces located in the Parking Areas for Tenant’s use, ten (10) of which are located within the 830 Garage and the remaining fifty-four (54) of which are located within the 828 Garage and the surface parking areas of the Building. The use of such additional parking spaces shall be upon all of the same terms and conditions as are applicable to the use of the Parking Spaces (as such term is defined in Section 1.3(b) of the Existing Lease), and from and after the Expansion Premises Commencement Date, the term “Parking Spaces” shall mean and refer to, collectively, the sixty-four (64) parking spaces described in Section 1.3(b) of the Existing Lease and the additional sixty-four (64) spaces described herein, for a total of one hundred twenty-eight (128) Parking Spaces, twenty one (21) of which are located within the 830 Garage and the remaining one hundred seven (107) of which are located within the 828 Garage and the surface parking areas of the Building.
B.
Control Areas. “Tenant’s Control Areas,” as defined in Section 17.1 of the Existing Lease, with respect to the Expansion Premises, shall consist of the areas shown on the plan attached hereto as Exhibit 8-1, Second Amendment. Tenant’s rights to utilize each of such control areas are in addition to Tenant’s right under Section 17.1 of the Existing Lease and shall be in accordance with the terms and conditions of Section 17.1 of the Existing Lease.

4.
MISCELLANEOUS
A.
Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Second Amendment other than Cresa and CBRE (collectively, the “Second Amendment Brokers”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any claims arising in breach of the indemnifying party’s representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commission to the Second Amendment Brokers.
B.
Ratification; Representations. In all other respects, except as expressly modified herein, the Existing Lease is hereby ratified and confirmed. The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for any of the terms and conditions set forth in this Second Amendment, and this Second Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Second Amendment to Tenant. Tenant hereby represents and warrants to Landlord as follows: (i) the execution and delivery of this Second Amendment by Tenant has been duly authorized by all requisite limited liability company action, (ii) neither the Lease nor the interest of Tenant therein has been assigned, sublet, encumbered or otherwise transferred; (iii) to the best knowledge of Tenant, there are no defenses or counterclaims to the enforcement of the Lease or the liabilities and obligations of Tenant thereunder; (iv) except as set forth herein, Tenant is not entitled to any offset, abatement or reduction of rent under the Lease; (v) to the best knowledge of Tenant, neither Landlord or Tenant is in breach or default of any of its respective obligations under the Lease; (vi) Landlord has performed all work and constructed all improvements required pursuant to the Lease and, except for Landlord’s Second Amendment Contribution, has provided all allowances and contributions required pursuant to the Lease; and (vii) Landlord has made no representations or warranties, except as expressly and specifically set forth in this Second Amendment or as expressly and specifically set forth in the Lease as of the date of the Lease. To the best knowledge of Landlord, neither Landlord or Tenant is in breach or default of any of its respective obligations under the Lease.
C.
Conflict. In the event that any of the provisions of the Existing Lease are inconsistent with this Second Amendment or the state of facts contemplated hereby, the provisions of this Second Amendment shall control.
D.
Counterparts. This Second Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument. This Second Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURES ON FOLLOWING PAGE]

EXECUTED as of the date first above written.

LANDLORD:

PPF OFF 828-830 WINTER STREET, LLC, a Delaware limited liability company

By:	PPF MASS REIT, LLC, a Delaware
limited liability company, its Sole Member

By:	PPF OP, LP, a Delaware limited
partnership, its Sole Partner

By:	PPF OPGP, LLC, a Delaware
limited liability company, its
General Partner

By:	Prime Property Fund, LLC,
a Delaware limited liability company,
its Sole Member

By:	Morgan Stanley Real Estate
Advisor, Inc., a Delaware
corporation, its Investment Adviser

By:
Name:
Title:

TENANT:

TScan Therapeutics, Inc., a Delaware corporation
By:	______________________________________
Name: _________________________
Title:__________________________

Signature Page to Second Amendment